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                             AMENDED AND RESTATED BYLAWS

                                          OF

                               APEX PC SOLUTIONS, INC.













                           As Amended through March 6, 1997













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                                  TABLE OF CONTENTS

                                                                            Page

ARTICLE I - REGISTERED OFFICE AND REGISTERED AGENT........................... 1

ARTICLE II - SHAREHOLDERS' MEETINGS.......................................... 1
    Section 1.     Annual Meetings..........................................  1
    Section 2.     Special Meetings.........................................  1
    Section 3.     Notice of Meetings.......................................  1
    Section 4.     Waiver of Notice.........................................  2
    Section 5.     Record Date..............................................  2
    Section 6.     Shareholders' List for Meeting...........................  3
    Section 7.     Quorum and Adjourned Meetings............................  3
    Section 8.     Proxies..................................................  3
    Section 9.     Voting of Shares.........................................  3
    Section 10.    Matters to be Considered at Shareholders
                   Meeting .................................................  4

ARTICLE III - DIRECTORS...................................................... 4
    Section 1.     General Powers...........................................  4
    Section 2.     Number...................................................  4
    Section 3.     Tenure and Qualifications................................  4
    Section 4.     Election.................................................  4
    Section 5.     Vacancies................................................  5
    Section 6.     Resignation..............................................  5
    Section 7.     Removal of Directors.....................................  5
    Section 8.     Meetings.................................................  5
    Section 9.     Quorum and Voting........................................  6
    Section 10.    Compensation.............................................  6
    Section 11.    Presumption of Assent....................................  6
    Section 12.    Committees...............................................  7

ARTICLE IV - SPECIAL MEASURES FOR CORPORATE ACTION........................... 7
    Section 1.     Actions by Written Consent...............................  7
    Section 2.     Meetings by Conference Telephone.........................  8

ARTICLE V - OFFICERS......................................................... 8
    Section 1.     Officers Designated......................................  8
    Section 2.     Election, Qualification and Term of Office...............  8
    Section 3.     Powers and Duties........................................  9
    Section 4.     Assistant Secretaries and Assistant Treasurers...........  9
    Section 5.     Removal..................................................  9
    Section 6.     Vacancies................................................  10
    Section 7.     Compensation.............................................  10


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ARTICLE VI - SHARE CERTIFICATES.............................................. 10
    Section 1.     Issuance, Form and Execution of Certificates.............  10
    Section 2.     Transfers................................................  10
    Section 3.     Loss or Destruction of Certificates......................  11

ARTICLE VII - BOOKS AND RECORDS.............................................. 11
    Section 1.     Books of Accounts, Minutes and Share Register............  11
    Section 2.     Financial Statements.....................................  11
    Section 3.     Copies of Resolutions....................................  12

ARTICLE VIII - CORPORATE SEAL................................................ 12

ARTICLE IX - AMENDMENT OF BYLAWS............................................. 12
    Section 1.     By the Shareholders......................................  12
    Section 2.     By the Board of Directors................................  12

ARTICLE X - FISCAL YEAR...................................................... 12

ARTICLE XI - RULES OF ORDER.................................................. 13


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                             AMENDED AND RESTATED BYLAWS

                                          OF

                               APEX PC SOLUTIONS, INC.


                                      ARTICLE I

                        REGISTERED OFFICE AND REGISTERED AGENT

    The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the board of directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.

                                      ARTICLE II

                                SHAREHOLDERS' MEETINGS

    Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held either (a) at the registered office of the corporation, on the last Thursday in June of each and every year, at 10:00 a.m., but if such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday, or (b) at such other place and time which may be within or without the State of Washington, as may be determined by the board of directors and specified in the notice of the meeting.

    Section 2. SPECIAL MEETINGS. Special meetings of the shareholders of this corporation may be called at any time by the holders of twenty-five percent (25%) of the voting shares of the corporation, or by the president, or by the board of directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The place of any special meeting shall be the registered office of the corporation or as otherwise determined, within or without the State of Washington, by the board of directors and specified in the notice of the meeting.

    Section 3. NOTICE OF MEETINGS. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be

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given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given no fewer than ten (10) nor more than sixty (60) days before the meeting date, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of the corporation shall be given no fewer than twenty (20) nor more than sixty (60) days before the meeting date. Notice may be transmitted by mail, private carrier or personal delivery, telegraph or teletype, or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be effective when deposited in the United States mail, first-class postage prepaid, and addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation.
Otherwise, such notice shall be effective when received.

    Section 4. WAIVER OF NOTICE. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting). Notice of time or place of a meeting will be waived by any shareholder by that shareholder's attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Objection to consideration of a particular matter that is not within the purposes described in a special meeting notice will be waived unless the shareholder objects to considering the matter when it is presented. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

    Section 5. RECORD DATE. The board of directors may fix in advance a record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a share dividend or a distribution (other than one involving the purchase, redemption, or other acquisition of the corporation's shares), the day before the date on which notice of the meeting is effective or the date on which the board of directors authorizes such share dividend or distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination is effective for any adjournment


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thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

    Section 6. SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or shareholder's attorney may inspect the shareholder list, beginning ten
(10) days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

    Section 7. QUORUM AND ADJOURNED MEETINGS. Unless otherwise provided in the Articles of Incorporation, including but not limited to those provisions of the Articles of Incorporation regarding the election of the Series A Directors, as defined in the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group at a meeting of shareholders. Once a share is represented for any purpose at a meeting, in person or by proxy, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

    Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's attorney-in-fact or agent. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment of the proxy.

    Section 9. VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his or her name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the

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voting group opposing the action, unless otherwise provided in the Washington
Business Corporation Act or the Articles of Incorporation, including but not limited to those provisions of the Articles of Incorporation that provide for the redemption of the Series A Preferred Stock and that impose restrictions and limitations on the actions of the Corporation without the consent of the holders of the Series A Preferred Stock.

    Section 10. MATTERS TO BE CONSIDERED AT SHAREHOLDERS MEETINGS. If any shareholder desires to bring up any matter for consideration or propose one or more nominees for election to the board of directors at a meeting of the shareholders of this corporation, such shareholder must give written notice to the secretary of this corporation at least ninety (90) days in advance of the date of the shareholders meeting setting forth in such notice the subject matter that the shareholder desires to bring up at the meeting and the reason or reasons for doing so or the name(s) of the nominees proposed for election to the board of directors. The secretary shall then promptly make and forward copies of such notice to each of the directors and officers of this corporation so that they will be aware of the matter. Except as set forth herein, no matter may be brought up for consideration by any shareholder at a special shareholders meeting.

                                     ARTICLE III

                                      DIRECTORS

    Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws under which this corporation exists or in the Articles of Incorporation.

    Section 2. NUMBER. The number of directors of the corporation shall be the number provided in the Articles of Incorporation.

    Section 3. TENURE AND QUALIFICATIONS. The term of each director shall expire at the next annual meeting of shareholders. Despite the expiration of a director's term, the director shall continue to serve until the director's successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the state or shareholders of the corporation.

    Section 4. ELECTION. The directors shall be elected at the shareholders' annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual


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meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws. Directors shall be elected by the holders of classes or series of shares entitled to elect them.

    Section 5. VACANCIES. Except as provided in the Washington Business Corporation Act or the Articles of Incorporation, including but not limited to those provisions of the Articles of Incorporation regarding the election of Series A Directors, as defined in the Articles of Incorporation, in the case of any vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, the board of directors, a majority of the remaining directors if they do not constitute a quorum, or the shareholders may fill the vacancy.

    Section 6. RESIGNATION. Any director may resign at any time by delivering written notice to the board of directors, its chairperson, or the president or secretary of the corporation. A resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.

    Section 7. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, the entire board of directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of the shares entitled to vote at an election of such directors.

    Section 8.     MEETINGS.

         (a) The board of directors shall hold an annual meeting immediately after the annual shareholders' meeting, at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

         (b) Special meetings may be called at any time and place by the president, secretary, or any one (1) director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting. The notice may be written or oral and shall be given at least two (2) days in advance of the meeting. Written notice may be given by mail, private carrier or personal delivery, telegraph or teletype, or telephone, wire or wireless equipment which transmits a facsimile of the notice. Oral notice may be communicated in person or by telephone, wire or wireless equipment which does not transmit a facsimile of the notice. Such notice shall be effective at the earlier of (i) when it is received, or (ii) five (5) days after it is deposited in the United States mail, first-class postage prepaid, and correctly


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addressed.  The purpose of the meeting need not be given in the notice.  Notice of any special meeting may be waived in writing (either before or after such meeting) and will be waived by any director by attendance at or participation in the meeting, unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects and does not thereafter vote for or assent to action taken at the meeting.

         (c) Regular meetings of the board of directors may be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

         (d) At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

    Section 9.     QUORUM AND VOTING.

         (a) A majority of the number of directors specified in or fixed in accordance with the Articles of Incorporation or these Bylaws shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

         (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors. If enough directors withdraw from a meeting to leave less than a quorum, the remaining directors may not continue to transact business at such meeting.

    Section 10. COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless:

                (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;


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               (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

              (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

    Section 12. COMMITTEES. The board of directors, by resolution approved by a majority of the full board of directors, may designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, such committees shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; adopt amendments to the Articles of Incorporation not requiring shareholder approval; adopt, amend or repeal the Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

                                      ARTICLE IV

                        SPECIAL MEASURES FOR CORPORATE ACTION

    Section 1. ACTIONS BY WRITTEN CONSENT. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the Washington Business Corporation Act, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors, committee members, or shareholders entitled to vote on the actions, setting forth the actions so taken, shall be signed by all the directors, committee members, or shareholders entitled to vote thereon, as the case may be. Such consents may be signed in counterpart. In the case of action by the directors or a committee of the directors, the


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consents may be signed before or after the action is taken.  Action taken by unanimous written consent of the directors or a committee of the directors is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

    Section 2. MEETINGS BY CONFERENCE TELEPHONE. Members of the board of directors, members of a committee of directors, or shareholders may participate in or conduct their respective meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                      ARTICLE V

                                       OFFICERS

    Section 1. OFFICERS DESIGNATED. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

    The board of directors may, in its discretion, elect a chairperson of the board of directors and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe.

    Section 2. ELECTION, QUALIFICATION AND TERM OF OFFICE. Each of the officers shall be elected by the board of directors. None of said officers, except the president and the chairperson of the board of directors, need be a director, but a vice president who is not a director cannot succeed to or fill the office of president. The officers shall be elected by the board of directors at each annual meeting of the board of directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until a successor shall have been duly elected and qualified.


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    Section 3.     POWERS AND DUTIES.

         (a) PRESIDENT. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, shall have general charge and supervision over its property, business, and affairs. The president shall, unless a chairperson of the board of directors has been elected and is present, preside at meetings of the shareholders and the board of directors.

         (b) VICE PRESIDENT. In the absence of the president or the president's inability to act, the senior vice president shall act in the president's place and stead and shall have all the powers and authority of the president, except as limited by resolution of the board of directors.

         (c) SECRETARY. The secretary shall: (1) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep, or cause to be kept, a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) have general charge of the stock transfer books of the corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors.

         (d) TREASURER. Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same, and at the expiration of term of office, the treasurer shall turn over to his or her successor all property of the corporation in his or her possession.

    Section 4. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

    Section 5. REMOVAL. The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.


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    Section 6.     VACANCIES.  The board of directors shall fill any office
which becomes vacant with a successor who shall hold office for the unexpired term and until a successor shall have been duly elected and qualified.

    Section 7. COMPENSATION. The compensation of all officers of the corporation shall be fixed by the board of directors.

                                      ARTICLE VI

                                  SHARE CERTIFICATES

    Section 1. ISSUANCE, FORM AND EXECUTION OF CERTIFICATES. No shares of the corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and a statement that the board has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

                (i) the name of the corporation and that the corporation is organized under the laws of this state;

               (ii) the name of the person to whom issued; and

              (iii) the number and class of shares and the designation of the series, if any, which such certificate represents.

Certificates shall be signed by two (2) officers of the corporation, and the seal of the corporation may be affixed thereto. If any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer at the date of its issue. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

    Section 2. TRANSFERS. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to assign and transfer the same, signed by the record holder of the certificate. The board of directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes.


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Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

    Section 3. LOSS OR DESTRUCTION OF CERTIFICATES. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

                                     ARTICLE VII

                                  BOOKS AND RECORDS

    Section 1. BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders and board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting, for the past three (3) years; its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year; all written communications to shareholders generally within the past three (3) years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

    Section 2. FINANCIAL STATEMENTS. The annual financial statements for shareholders shall be prepared not later than four (4) months after the close of each fiscal year and in any event prior to the annual meeting of shareholders. If financial statements are prepared by the corporation for any purpose on a particular basis (I.E., on the basis of generally accepted


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accounting principles or on some other basis), the annual financial statements must be prepared, and disclose that they are prepared, on that same basis. If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records, stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and describing any respects in which the statements were not prepared on a basis of accounting consistent with the basis used for statements prepared for the preceding year.

    Section 3. COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by the president or secretary.

                                     ARTICLE VIII

                                    CORPORATE SEAL

    The board of directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal".

                                      ARTICLE IX

                                 AMENDMENT OF BYLAWS

    Section 1. BY THE SHAREHOLDERS. These Bylaws may be amended, altered, or repealed at any annual or special meeting of the shareholders; provided that, in the case of a special meeting, notice of the proposed alteration or amendment is contained in the notice of the meeting.

    Section 2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered, or repealed by the board of directors at any annual, regular or special meeting of the board.


                                      ARTICLE X

                                     FISCAL YEAR

    The fiscal year of the corporation shall be set by resolution of the board of directors.


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                                      ARTICLE XI

                                    RULES OF ORDER

    The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, these Bylaws, or special rules of order of the corporation.


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